UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2014

3D Pioneer Systems, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-184026	27-1679428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22, Hanover Square, west Central, London, United Kingdom, W1S 1JP
(Address of principal executive offices, including zip code)

0044-203-700-8925
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                          Entry into a Material Definitive Agreement.

(a)            On August 1, 2014, registrant 3D Pioneer Systems, Inc., a Nevada corporation (the "Company") entered into a license and collaboration agreement with Tassos Kotsiras for the exclusive license of certain intellectual property, and the parties' collaboration, for the development of mobile app games titled "Save Your Planet". The tem of the agreement is for 5 years, with an option to extend for another 5 years. The parties shall split net profits derived from the products of the license and collaboration 50/50, and the Company shall issue to Mr. Kotsiras 75,000 shares of its common stock for each $1,000,0000 USD in net profits derived from the products. A copy of the agreement is attached hereto as exhibit 10.1.

(b)            See Item 2.03 below for a discussion of the secured loan from Deltoid Holdings.

(c)            See Item 5.02 below for a discussion of the amendment to Mr. Tsingos consulting agreement.

(d)            See Item 8.01 below for a discussion of the intercompany loan agreement between the Company and its wholly-owned subsidiary 3D Pioneer Systems Malta I Ltd.

Item 2.03                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 31, 2014, the Company borrowed $100,000 from Deltoid Holdings Ltd. pursuant to the terms of a letter loan agreement, promissory note and pledge of shares agreement. The loan accrues interest at 5% annually and is due for repayment on October 28, 2014. The loan obligation is secured by the equity of the Company's subsidiary 3D Pioneer Systems Malta (Holdings) Ltd. Copies of the letter loan agreement, promissory note, and pledge of shares agreement are attached hereto as exhibit 10.2, 10.3 and 10.4, respectively.

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2014, the Company and its sole officer Alexandros Tsingos amended a consulting agreement dated January 15, 2014 between the parties, pursuant to which Mr. Tsingos is compensated for his officer services, to amend certain terms that constituted an event of termination for cause and to add a severance of $120,000 in the case of termination without cause. Such amendment is attached hereto as exhibit 10.5.

Item 8.01                          Other Events

On July 16, 2014, the Company memorialized its prior loans to its subsidiary 3D Pioneer Systems Malta I Ltd. by the parties entering into an intercompany loan agreement. The loan is for the aggregate of $297,290, which represents amounts paid by the Company for its subsidiary from February through June 2014 for expenses. The loan accrues no interest, is due upon demand, and accelerates upon certain conditions. A copy of the intercompany loan agreement is attached hereto as exhibit 10.6.

Item 9.01                          Financial Statements and Exhibits

(d) Exhibits.

10.1	License and collaboration Agreement
10.2	Letter Loan Agreement
10.3	Promissory Note
10.4	Pledge of Shares Agreement
10.5	Amendment No. 1 to Consulting Agreement
10.6	Intercompany Loan Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Alexandros Tsingos
Alexandros Tsingos, CEO

Dated: August 4, 2014